Exhibit 23(a)




                    Consent of Independent Public Accountants


         As independent public accountants, we consent to the incorporation by reference of our report dated January 22, 1997, included in this Form 10-K into the Company's previously filed registration statement on Form S-3 (No.
33-65772)


Arthur Andersen LLP
Dallas, Texas,
  March 21, 1997